                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CLINTRIALS RESEARCH INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                                CLINTRIALS LOGO

                            CLINTRIALS RESEARCH INC.
                              11000 WESTON PARKWAY
                           CARY, NORTH CAROLINA 27513

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of ClinTrials Research Inc.:

     The Annual Meeting of Stockholders of ClinTrials Research Inc., a Delaware corporation (the "Company"), will be held at NationsBank of Tennessee, One NationsBank Plaza, 3rd Floor Board Room, Nashville, Tennessee, at 9:00 a.m. Central Daylight Time, on Tuesday, June 22, 1999 for the following purposes:

          (1) To elect five (5) directors, to hold office for the ensuing year or until their successors have been duly elected and qualified;

          (2) To approve the adoption of the Company's 1999 Long-Term Incentive Compensation Plan (the "Plan");

          (3) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

     The proxy statement and form of proxy accompanying this Notice are being mailed to stockholders on or about May 24, 1999. Only stockholders of record at the close of business on May 10, 1999 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. If you do not plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors

                                            Jerry R. Mitchell, M.D., Ph.D.
                                            Chairman of the Board,
                                            Chief Executive Officer and
                                            President

May 17, 1999

                            CLINTRIALS RESEARCH INC.
                              11000 WESTON PARKWAY
                           CARY, NORTH CAROLINA 27513

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement and enclosed Proxy are being furnished to stockholders of ClinTrials Research Inc., a Delaware corporation ("ClinTrials" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at 9:00 a.m. Central Daylight Time on June 22, 1999, at NationsBank of Tennessee, One NationsBank Plaza, 3rd Floor Board Room, Nashville, Tennessee and at any adjournments or postponements thereof. The cost of soliciting proxies in the accompanying form will be borne by the Company. The persons named as proxies were selected by the Board of Directors of the Company and are executive officers of the Company.

     This Proxy Statement and enclosed Proxy were initially mailed or delivered to stockholders on or about May 24, 1999. The Company's Annual Report, including financial statements for the fiscal year ended December 31, 1998, is being concurrently mailed or delivered with this Proxy Statement to stockholders entitled to vote at the Annual Meeting. The Annual Report is not to be regarded as proxy soliciting material.

     The Company has fixed the close of business on May 10, 1999 as the record date for determining the holders of its common stock, $.01 par value (the "Common Stock") who will be entitled to notice of and to vote at the meeting. On that date, the Company had issued and outstanding 18,017,172 shares of Common Stock which are the only outstanding shares of capital stock of the Company. Holders of the Company's Common Stock are entitled to one vote for each share owned of record. A majority of shares entitled to vote constitutes a quorum. A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.

     If properly executed and returned in time for the Annual Meeting, the enclosed Proxy will be voted in accordance with the choices specified thereon. Where a signed Proxy is returned, but no choice is specified, the shares will be voted "for" the election of each director nominee, "for" the approval of the adoption of the 1999 Stock Option Plan, and in the discretion of the proxies on such other matters as may properly come before the meeting. Any stockholder who executes and returns a Proxy may revoke it in writing at any time before it is voted at the Annual Meeting by executing and delivering a later-dated proxy, or by appearing at the meeting and voting in person. Abstentions and broker non-votes will not be counted as affirmative votes on matters to be voted upon, but will be counted for purposes of determining the presence or absence of a quorum. They have no legal effect on the election of directors, which are elected by a plurality of votes. On the approval of the adoption of the 1999 Stock Option Plan and other matters requiring a majority vote for approval, abstentions and broker non-votes have the effect of negative votes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     ClinTrials is authorized to issue 50,000,000 shares of common stock. As of March 31, 1999, there were 18,017,172 shares issued and outstanding.

     The following table sets forth as of March 31, 1999, information with respect to the beneficial ownership of ClinTrials' outstanding common stock by
(i) each director of ClinTrials, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each stockholder known by ClinTrials to be the beneficial owner of more than 5% of its outstanding common stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock owned by them, except to the extent such power may be shared with a spouse.

                                                                      SHARES
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
NAME AND ADDRESS                                                NUMBER      PERCENT
----------------                                              ----------    --------
Richard J. Eskind**.........................................  1,709,632        9.5%
  104 Lynwood Blvd.
  Nashville, TN
Herbert J. Schulman, M.D....................................  1,330,745        7.4
  109 Westhampton Place
  Nashville, TN
Irwin B. Eskind, M.D.**.....................................  1,328,064        7.4
  541 Jackson Blvd.
  Nashville, TN
Dimensional Fund Advisors Inc.(2)...........................  1,286,200        7.1
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
William C. O'Neil, Jr.(3)...................................  1,248,217        6.8
  5035 Hill Place Drive
  Nashville, TN 37205
Jerry R. Mitchell, M.D., Ph.D. **(4)........................    137,500          *
Edward G. Nelson **(5)......................................     97,211          *
William U. Parfet **(6).....................................     75,000          *
Paul J. Ottaviano(7)........................................     71,250          *
Roscoe R. Robinson, M.D. **(8)..............................     23,668          *
Michael F. Ankcorn(9).......................................     10,126          *
Neil M. Frazer, MB, ChB, FRCA(10)...........................      5,000          *
William L. Shaw, MB, ChB(11)................................      5,000          *
All directors and executive officers as group (10
  persons)(12)..............................................  3,462,451       18.9

---------------

   * Less than 1%
  ** Director
 (1) Based on 18,017,172 shares of common stock outstanding at March 31, 1999. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of March 31,

     1999 that such person or group has the right to acquire within 60 days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
 (2) Share ownership data obtained solely from Schedule 13G filed in February 1999.
 (3) Includes 84,467 shares owned by Mr. O'Neil's wife. Mr. O'Neil disclaims beneficial ownership of these shares. Also includes 391,250 shares issuable upon the exercise of vested options.
 (4) Includes 137,500 shares issuable upon the exercise of warrants and vested options.
 (5) Includes 3,000 shares owned by Mr. Nelson's wife. Mr. Nelson disclaims beneficial ownership of such shares. Also includes 65,964 shares held by Nelson Capital Corp. and certain of its affiliates, beneficial ownership of which Mr. Nelson disclaims. Mr. Nelson is the principal stockholder and president of Nelson Capital Corp. Also includes 18,500 shares issuable upon the exercise of vested options.
 (6) Includes 75,000 shares issuable upon the exercise of vested warrants.
 (7) Includes 71,250 shares issuable upon the exercise of vested options.
 (8) Includes 2,168 shares owned by Dr. Robinson's wife. Dr. Robinson disclaims beneficial ownership of these shares. Also includes 21,500 shares issuable upon the exercise of vested options.
 (9) Includes 10,126 shares issuable upon the exercise of vested options.
(10) Includes 5,000 shares issuable upon the exercise of vested options.
(11) Includes 5,000 shares issuable upon the exercise of vested options.
(12) Includes 343,876 shares issuable upon the exercise of warrants and vested options.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     All directors hold office until the next Annual Meeting of the Company's stockholders and until their successors are duly elected and qualified. The Company's executive officers are appointed annually by the Board of Directors and serve at the discretion of the Board.

     It is intended that proxies received in response to this solicitation will be voted in favor of the election of the nominees named herein to be directors of the Company until the next Annual Meeting and until their successors are elected and qualified, unless authority to vote is withheld.

     If any of the nominees should become unable to accept election or declines to serve, neither of which the Board anticipates, it is intended, in the absence of contrary direction, that the proxies will be voted for the balance of those named below and for substitute nominee(s) as the Board may designate, unless the Board has taken prior action to reduce its membership. The proxies will in no event be voted for a greater number of nominees than six.

     During 1998, the Board of Directors held 16 meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which the individual director served. There are two committees of the Board of Directors which assist the Board in discharging its responsibilities. These committees, their members and functions are discussed below.

INFORMATION ABOUT NOMINEES FOR DIRECTORS

     Jerry R. Mitchell, M.D., Ph.D., 57 years of age, joined the Company in January 1998 as its Chief Executive Officer and President and was named Chairman of the Board in May 1998. Prior to joining the Company, Dr. Mitchell served on the Board of Directors of ILEX Oncology, Inc. of San Antonio, Texas, and in 1996, co-founded MPILEX Partners, L.P, a joint venture with ILEX to develop oncology drugs. He also co-founded MPI Research, a drug safety and pharmaceutical development company with Mr. Parfet, also a director of the Company, in 1995, and continues to serve on MPI's Board of Directors. From 1993 to 1995, Dr. Mitchell served as Vice Chairman of the Board of the Upjohn Company after serving as the President of Upjohn Pharmaceutical Laboratories from 1990 to 1993. Dr. Mitchell has also served as Section Chief at the National Heart, Lung and Blood Institute of the National Institutes of Health, and as Director of the Center for Experimental Therapeutics and as Professor of Medicine and Pharmacology at Baylor Medical College. Dr. Mitchell has served on a number of national science committees and is a member of numerous professional organizations, and was recently elected to lead the American Society of Pharmacology and Experimental Therapeutics (ASPET) as its President from 1998-2000. He is the author of numerous research publications and was designated in 1990 as a "Citation Superstar" in "The Scientist" newspaper. Dr. Mitchell received his M.D. and Ph.D. degrees from Vanderbilt University.

     Irwin B. Eskind, M.D., 74 years of age, has been a director of the Company since February 1992. Dr. Eskind engaged in the private practice of internal medicine from 1954 until his retirement in January 1996. Dr. Eskind is the brother of Richard J. Eskind, also a director of the Company.

     Richard J. Eskind, 68 years of age, has served as a director of the Company since February 1992. Mr. Eskind has served since October 1986 as Vice
President -- Investments of A.G. Edwards & Sons, Inc., a broker-dealer firm. Mr. Eskind is the brother of Irwin B. Eskind, M.D., also a director of the Company.

     Edward G. Nelson, 67 years of age, has been a director of the Company since November 1990. Mr. Nelson formed Nelson Capital Corp., a merchant banking firm, in 1984, and has served as the President and Chairman of the Board since its organization. Mr. Nelson serves as a director of Berlitz International, Inc., a language services company; Central Parking Corporation, a parking services company; and Advocat Inc., a long-term care company.

     Roscoe R. Robinson, M.D., 68 years of age, has served as a director of the Company since December 1997. Dr. Robinson served as Vice Chancellor for Health Affairs for Vanderbilt University from 1981 until 1997 and has served as a professor of medicine at Vanderbilt University since 1981. Dr. Robinson has been a member of the Board of Directors of First American Corporation since 1992 and a Trustee of Duke University since 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

     There are two committees of the Company's Board of Directors: the Compensation and Stock Option Committee and the Audit Committee. The Compensation and Stock Option Committee, which met once during 1998, is composed of Dr. Irwin Eskind, Mr. Nelson and Dr. Robinson and is responsible for the approval of remuneration arrangements for executive officers of the Company, the review of the Company's compensation plans and the general review of the Company's employee compensation policies. The Audit Committee, which met once during 1998, was composed of Mr. Parfet and Mr. Richard Eskind, and is responsible for the engagement of independent auditors, the review of audit fees, the supervision of matters relating to audit functions, the review and setting of internal policies and procedures regarding audit, accounting and other financial controls and the review of related party transactions.

COMPENSATION OF DIRECTORS

     Non-employee directors owning less than 5% of the Company's outstanding Common Stock (Mr. Nelson and Dr. Robinson) are compensated $15,000 annually. Non-employee directors owning 5% or more of the company's outstanding Common Stock (Dr. Eskind and Mr. Eskind) receive no compensation.

     On February 6, 1998, the Company's board of directors approved the adoption of the Company's 1998 Non Qualified Stock Option Plan for Directors (the "1998 Director Option Plan"). The 1998 Director Option Plan was approved by the Company's shareholders on May 11, 1998. The 1998 Director Option Plan is a formula plan under which options to acquire 10,000 shares of the Company's common stock are to be initially granted to each director of the Company who is not an employee and does not beneficially own more than 2.5% of the Company's outstanding stock upon the date of initial election to the board of directors. Directors are automatically eligible to receive annual grants of options to acquire 1,000 shares of the Company's common stock. At December 31, 1998, there were 18,000 options outstanding under this plan, all of which were granted in 1998 at exercise prices between $2.81 and $3.63. At December 31, 1998, there were 182,000 shares available for grant.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED NOMINEES TO THE BOARD OF DIRECTORS. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST ON PROPOSAL 1, IN PERSON OR BY PROXY, IS NECESSARY FOR THE ELECTION OF THE NOMINEES NAMED HEREIN TO BE DIRECTORS OF THE COMPANY.

      PROPOSAL 2.  ADOPTION OF 1999 LONG-TERM INCENTIVE COMPENSATION PLAN

     The Board of Directors has approved a new Long-Term Incentive Compensation Plan for the Company. The Company's current stock option plan, established in 1989, expires in 1999 and cannot be extended due to restrictions imposed by the Internal Revenue Code of 1986, as amended ("Code") relating to Incentive Stock Options. Stock options and other forms of long-term incentive compensation remain a valuable tool for the Board of Directors in attracting and retaining key personnel, so the Board has concluded that is in the best interest of the Company to adopt a new Long-Term Incentive Compensation Plan.

     A copy of the proposed 1999 Long-Term Incentive Compensation Plan (the "Plan") is attached hereto as Exhibit A. The following is a summary of the Plan.

PURPOSE AND ADMINISTRATION

     The purpose of the Plan is to provide an opportunity for certain persons performing services to the Company, including officers, key employees and directors of the Company and its subsidiaries ("Participants"), to acquire shares of Common Stock, to obtain additional compensation based on appreciation of the Common Stock and/or be rewarded for achieving certain performance goals. Through the Plan, the Company seeks to continue to attract and retain qualified personnel, and to further align the interests of its key personnel with the success of the Company and its stockholders.

     The Plan provides for the grant of stock options ("Options"), which may be either incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), Restricted Stock, Performance Shares or Performance Units, all as further described below (all of the above are sometimes referred to collectively as "Incentives" and individually as an "Incentive").

     The Compensation and Stock Option Committee (the "Committee" refers to such committee or, in the absence of such a committee, the full Board) will administer the Plan, as it does the current plan. The Committee will determine the persons eligible to receive Incentives, and the terms and provisions of the Incentives granted. In determining eligibility for Incentives, the Committee may take into account such factors as the nature of services rendered, present and potential contributions to the Company, and other factors it considers relevant.

     The Committee will also have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Incentive agreements; to determine the restrictions on transferability of Common Stock acquired pursuant to the Plan; and to make all other determinations necessary or advisable for the proper administration of the Plan.

OPTIONS

     The terms and conditions of each Option granted under the Plan will be set forth in a written option agreement ("Option Agreement"). Payment for Common Stock purchased pursuant to the exercise of an Option will be made in cash or, if approved by the Committee, in Common Stock or a combination of cash and Common Stock. The Plan also authorizes the Committee to make full recourse loans, secured by any Common Stock acquired pursuant to such loans, to Participants so that they can exercise their Options.

     The Participant who is a holder of an Option as such will have no rights as a stockholder of the Company. Options will be subject to transfer restrictions, as well as restrictions on exercise in the event of termination of employment with the Company. Options are also subject to a limited right of exercise upon the occurrence of certain events such as a tender offer for the Common Stock, approval by the Company of a merger or consolidation with another corporation, a decision by the Company to sell or otherwise dispose of all or substantially all of its assets, or the acquisition by certain persons or groups of 50% or more of the Common Stock.

ISOs

     ISOs may only be granted to employees of the Company or its subsidiaries ("Employees"). Further, the exercise price per share of ISOs cannot be less than the fair market value of the Common Stock on the date the ISO is granted. For Employees holding more than ten percent of the Common Stock, the exercise price cannot be less than 110% of fair market value. The maximum term of an ISO is ten years, or, for Employees holding ten percent of the Common Stock, five years.

NQSOs

     The exercise price per share of an NQSO will be determined by the Committee, but may not be less than 80% of the fair market value of the Common Stock on the date the NQSO is granted. The term of each NQSO will be determined by the Committee and set forth in the Option Agreement.

SARs

     SARs provide compensation based on the appreciation of the Common Stock by entitling the Participant to receive, upon exercise of an SAR, the excess of the fair market value of the Common Stock over the exercise price of the SAR. The exercise price of an SAR will be set by the Committee, but may not be less than 80% of the fair market value of the Common Stock at the time the SAR is granted. The term of each SAR will also be set by the Committee. Transfer of SARs is restricted, as is exercise in the event of termination of employment with the Company. Payment for exercise of the SARs may be made in cash or stock, as provided in the SAR agreement or as determined by the Committee. Each grant of an SAR will be evidenced by a written SAR agreement, which may contain additional terms and conditions as the Committee may determine.

RESTRICTED STOCK

     Restricted stock awards will provide Participants with Common Stock consisting of all the rights of ownership of non-restricted stock, except that the terms of Restricted Stock provide for a risk of forfeiture (generally, in the event of termination of employment for reasons other than death, disability or retirement) and certain restrictions on transferability of the stock. The terms of forfeiture and restrictions on transferability are set forth in a Stock Restriction agreement. The Stock Restriction agreement also provides for vesting of the restricted stock, at which time the risk of forfeiture and restrictions on transferability lapse. The restrictions and forfeiture risk also lapse upon death, disability or retirement of the Participant. The price of Restricted Stock may be discounted by the Committee to reflect the risk of forfeiture and restrictions on transferability.

PERFORMANCE SHARES

     The award of Performance Shares will allow the Company to compensate Participants for achieving certain performance criteria. Performance Shares are deemed equivalent to shares of Common Stock at the time of the grant, and the Participant is entitled to receive payment in Common Stock or the cash equivalent of shares of Common Stock correlating to the number of Performance Shares held. The number of Performance Shares granted, the performance criteria on which payment is based, the timing of judgment as to whether performance criteria have been met as well as the corresponding amount of payments will be set forth in a written Performance Share agreement. The Committee will have the right to approve different performance criteria for each Performance Share agreement, and each agreement may also contain such other provisions as the Committee deems advisable. Performance Shares will be forfeited upon termination of employment or at the end of the time period set forth in the agreement, unless the Committee determines that the circumstances warrant payment.

PERFORMANCE UNITS

     Performance Units will allow Participants to receive payment in cash and/or Common Stock based on the degree to which performance standards established by the Committee and specified in a written Performance Unit agreement have been achieved. Performance standards may be based on any objective goals established by the Committee, including such factors as earnings growth, return on assets or achievement of balance sheet or income statement objectives. The time and method of exercise of Performance Units will be specified by the Committee and set forth in the Performance Unit Agreement, which may also contain such other terms and conditions as the Committee deems advisable.

GENERAL

     Incentives may be adjusted or substituted to reflect stock dividends, the merger or consolidation of the Company, changes in capitalization of the Company, or such other events where the Committee determines that adjustment is equitable or appropriate. Participants do not, however, have any rights by reason of the subdivision or combination of the shares of Common Stock, or any other increase or decrease in the number of shares of Common Stock. Upon a dissolution or liquidation of the Company, any Incentives granted under the Plan will terminate.

     Unless sooner terminated as provided in the Plan, the Plan will terminate in April 2009. The Committee may terminate the Plan at any time or make such modification or amendment to it that it deems advisable; provided, however, that any modification or amendment of the Plan must be approved by a majority of stockholders of the Company to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law, or applicable National Association of Securities Dealers, Inc. or exchange listing requirements.

     Approximately 150 individuals are eligible to receive Incentives under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide to the federal income tax consequences under current law with respect to participation in the Plan and does not attempt to describe all possible federal or other tax consequences of participation. Furthermore, the tax consequences of participation in each particular type of Incentive are complex and subject to change and a Participant's particular situation may be such that some variation of the described consequences is applicable. Participants should consult their own tax advisors regarding the tax effect of participation in the Plan.

     The grant of ISOs is not a taxable event either for the Company or the Employee. No income is recognized by the Employee and no deduction may be taken by the Company when an ISO is exercised. However, the amount by which the fair market value of the stock on the date of exercise of an ISO exceeds the exercise price is included in the Employee's income in the year of exercise for alternative minimum tax purposes. (Employees should consult their own tax advisors for information on the alternative minimum tax.) The Employee's basis in the stock received pursuant to the ISO will equal the exercise price. The Employee's holding period begins on the date the ISO is exercised.

     When stock acquired pursuant to an ISO is disposed of, the difference between its fair market value on the date of disposition and the exercise price is capital gain or loss; provided, that the stock is not disposed of within either (i) two years from the date the ISO was granted or (ii) one year from the date the stock was acquired upon its exercise (either being a "disqualifying disposition"). No deduction may be taken by the Company absent a disqualifying disposition. If stock acquired pursuant to exercise of an ISO is disposed of in a disqualifying disposition, the difference between its fair market value on the date of exercise and the exercise price is ordinary income to the Employee (and is deductible by the Company) in the year of the disposition and any further gain on the disposition is treated as capital gain. If the value of the stock on the date of disposition is less than its value on the date of exercise, only the difference between the exercise price and the sale price is treated as ordinary income.

     The grant of NQSOs is not a taxable event either for the Company or the Participant. When a NQSO is exercised, the Participant generally recognizes ordinary income equal to the amount by which the fair market value of the stock on the date of exercise exceeds the exercise price. The Company is entitled to a deduction for the amount of ordinary income recognized by the Participant in the year in which such income is recognized by the Participant.

     The Participant's basis in the stock acquired under the NQSO is the sum of the exercise price and the amount included in income by the Participant due to the exercise of the NQSO. The Participant's holding period begins on the date the NQSO is exercised. The Participant will recognize capital gain or loss on the disposition of stock acquired through the exercise of a NQSO based on the difference between the amount realized on the disposition and the Participant's basis in the stock.

     The grant of a SAR is not a taxable event either for the Company or the Participant. The Participant will recognize ordinary income equal to the sum of the cash and the fair market value of stock received pursuant to the SAR less the exercise price of the SAR. The Company will be entitled to a deduction for the amount of ordinary income recognized by the Participant in the year in which such income is recognized by the Participant. If the Participant receives stock upon the exercise of the SAR, the Participant's basis in the stock will equal the sum of the amount included in income attributable to stock issued pursuant to the exercise of the SAR and the exercise price. The Participant's holding period will begin on the date the SAR is exercised. The Participant will recognize capital gain or loss upon the disposition of stock acquired through the exercise of the SAR based on the difference between the amount realized by the Participant on the disposition and Participant's basis in the stock.

     Generally, the issuance of Restricted Stock is not a taxable event for the Company or the Participant. Rather, the Participant will recognize ordinary income based on the value of the Restricted Stock on the date the risk of forfeiture is removed. The Participant, however, may elect to recognize income on the date the stock is issued based on the value of the Restricted Stock on that date. In either case, the Participant's basis in the Restricted Stock will equal the amount included in income by the Participant. The Participant's holding period will begin on the date the Participant recognizes income. The Company is entitled to a deduction for the amount of ordinary income recognized by the Participant in the year in which such income is recognized by the Participant. The Participant will recognize capital gain or loss upon the disposition of Restricted Stock based on the difference between the amount realized by the Participant on the disposition and Participant's basis in the stock.

     The grant of Performance Shares or Performance Units is not a taxable event to the Company or the Participant. The Participant will recognize ordinary income equal to cash received and the fair market value of stock received in the year of receipt. The Company will be entitled to a deduction in the year in which income is recognized by the Participant. Stock received under a Performance Share or a Performance Unit arrangement will have a basis equal to the fair market value of the stock on the date it is issued to the Participant. The Participant's holding period for such shares will begin on the date the value of the shares is included in income. The Participant will recognize capital gain or loss on the disposition of the stock based on the difference between the amount realized by the Participant on the disposition and Participant's basis in the stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE 1999 LONG-TERM INCENTIVE COMPENSATION PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST ON PROPOSAL 2, IN PERSON OR BY PROXY, IS NECESSARY FOR APPROVAL OF THE PLAN.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company, other than Dr. Mitchell, whose information is set forth above.

NAME                                         AGE                    POSITIONS
----                                         ---                    ---------
Paul J. Ottaviano..........................  52    Executive Vice President -- Worldwide
                                                     Operations
S. Colin Neill.............................  52    Senior Vice President and Chief Financial
                                                     Officer
William L. Shaw, MB, ChB...................  52    President -- Europe/Asia Pacific
Neil M. Frazer, MB, ChB, FRCA..............  43    President -- The Americas
Michael F. Ankcorn.........................  56    Chairman, President and Chief Executive
                                                     Officer, ClinTrials BioResearch Ltd.

     Paul J. Ottaviano has served the Company as Executive Vice
President -- Worldwide Operations since December 1995 after serving as Executive Vice President -- U.S. Operations since July 1992. From May 1989 until joining the Company in July 1992, he was President and Chief Executive Officer of National Psychopharmacology Laboratories, Inc., a specialty laboratory company. Mr. Ottaviano was Chief Operating Officer of Med Inc. (later ImageAmerica, Inc.), a medical imaging company, from April 1988 through May 1989. From July 1987 until April 1988, Mr. Ottaviano was the Vice President -- Operations and President -- ICL East of International Clinical Laboratories, Inc. From January 1987 until July 1987, Mr. Ottaviano served as a Division President of International Clinical Laboratories, Inc.

     S. Colin Neill has served as Senior Vice President and Chief Financial Officer of the Company since October 1998. Prior to joining the Company, Mr. Neill served as a financial consultant to a variety of companies from October 1997 to October 1998. Mr. Neill served from July 1996 to October 1997 as Vice President, Chief Financial Officer of Continental Health Affiliates, Inc. and its majority owned subsidiary Infu-Tech, Inc., a network of health care companies focused on home care, long term care, assisted living and managed care. Mr. Neill's career experience has included that of Acting Vice
President -- Finance, Chief Financial Officer of Pharmos Corporation, a biopharmaceutical company in the business of developing novel drug technologies from January 1995 to July 1996; Vice President -- Finance, Chief Financial Officer of BTR Inc., the US subsidiary of BTR plc, a British diversified manufacturing company with US revenues of approximately $3.5 billion from 1992 to December 1994; and Vice President -- Financial Services of The BOC Group, Inc., a British industrial gases company with substantial operations in the health care industry. He began his career in public accounting with Arthur Andersen LLP in Ireland as a Senior Auditor and later with Price Waterhouse LLP in New York City as a Senior Manager.

     William L. Shaw, MB, ChB, joined the Company in January 1998 as
President -- Europe/Asia Pacific. Prior to joining the Company, Dr. Shaw served as Chief Executive Officer -- Europe, Asia and Pacific Rim for Pharmaco International Ltd. and as a Director for APBI Holdings Ltd., a life and environmental sciences research and consulting company, from 1996 through 1997; as Chief Operating Officer for HLS Ltd., a pre-clinical contract research organization, from 1995 through 1996; as a Director for LCRC Ltd., a Phase I contract research organization, from 1993 through 1996; and as Managing Director for HRC Ltd., a pre-clinical contract research organization, from 1993 through 1995.

     Neil M. Frazer, MB, ChB, FRCA has served as President -- Americas since July 1998, after serving as Senior Director of Medical and Regulatory Affairs when he joined the Company in October 1997. Prior to joining the Company, Dr. Frazer had served for ten years as research physician, head of clinical pharmacology, and a director of medical affairs for Glaxo Wellcome.

     Michael F. Ankcorn has served as President of ClinTrials BioResearch Ltd. since its acquisition by the Company in August 1996. From 1979 to July 1996 Mr. Ankcorn served as President and Chief Executive Officer of Bio-Research Laboratories Ltd. From 1977 to 1979 he served as Assistant Vice President for the Canada Development Corporation.

EXECUTIVE COMPENSATION

     The following table provides information as to annual, long-term or other compensation during fiscal years ended December 31, 1998, 1997 and 1996 for the Company's Chief Executive Officers and the persons who, at December 31, 1998, were the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                              ANNUAL COMPENSATION          ------------
                                       ---------------------------------    SECURITIES
                                                               OTHER        UNDERLYING
                                                               ANNUAL      OPTIONS/SARS      ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS    COMPENSATION      (#)(1)      COMPENSATION(2)
---------------------------     ----   --------   -------   ------------   ------------   ---------------
Jerry R. Mitchell, M.D.,
  Ph.D........................  1998   $252,083   $     0       $  0         600,000         $114,257
  Chairman of the Board,        1997        N/A       N/A        N/A             N/A              N/A
  President and Chief           1996        N/A       N/A        N/A             N/A              N/A
  Executive Officer
William C. O'Neil, Jr.........  1998    103,125         0          0               0          700,194
  Chairman of the Board,        1997    275,000         0          0          10,000           14,213
  President and Chief           1996    250,000    50,000          0               0           14,291
  Executive Officer(3)
Paul J. Ottaviano.............  1998    240,000         0          0          15,000           12,375
  Executive Vice President --   1997    240,000         0          0          15,000           12,102
  Worldwide Operations          1996    220,000    30,000          0               0           12,135

William S. Shaw, MB, ChB......  1998    240,336         0          0          20,000          125,202
  President -- Europe/Asia      1997        N/A       N/A        N/A             N/A              N/A
  Pacific                       1996        N/A       N/A        N/A             N/A              N/A
Neil M. Frazer, MB, ChB,
  FRCA........................  1998    170,000    19,285          0               0            8,280
  President, Americas           1997        N/A       N/A        N/A          20,000              N/A
                                1996        N/A       N/A        N/A             N/A              N/A

Michael F. Ankcorn............  1998    166,140    85,020          0          20,250           57,952
  ClinTrials BioResearch Ltd.   1997    173,232    72,829          0          20,250           79,340
  Chairman, President and       1996     67,494    19,880          0               0            9,238
  Chief Executive Officer(4)

---------------

(1) Although the Company's existing stock option plan permits the grant of stock appreciation rights, no such rights have been granted to date.

(2) Amounts represent life insurance premium payments, profit sharing contributions at 5% of the U.S. participant's base salary (subject to limitations), supplemental retirement plan contributions for overseas employees, 401(k) plan Company matching contributions at 33% of U.S. participant's voluntary deduction, severance, and car allowances. The amounts represented by each of those forms of compensation for 1998 are as follows:

                                                 PROFIT SHARING
                                                    401(K)/
                                     INSURANCE    PENSION PLAN                                CAR
                                      PREMIUM    CONTRIBUTIONS    RELOCATION   SEVERANCE   ALLOWANCE
                                     ---------   --------------   ----------   ---------   ---------
Jerry R. Mitchell, M.D.............   $1,969        $ 8,954        $103,334    $      0     $     0
William C. O'Neil, Jr..............    1,316          3,300               0     695,578           0
Paul J. Ottaviano..................    1,575         10,800               0           0           0
William L. Shaw, MB, ChB...........    7,296         64,397          33,364           0      20,145
Neil M. Frazer, MB, ChB, FRCA......      780          7,500               0           0           0
Michael F. Ankcorn.................    4,163         44,590               0           0       9,199

(3) Effective February 1, 1998, Mr. O'Neil resigned as President and Chief Executive Officer. Mr. O'Neil was not re-elected as Chairman of the Board of Directors on May 12, 1998 but remained a Director. Effective February 17, 1999, Mr. O'Neil resigned as a Director.
(4) ClinTrials BioResearch Ltd. was acquired by the Company on July 31, 1996. Mr. Ankcorn's 1996 compensation information includes compensation from that date forward.

     The tables below provide certain information with respect to grants of stock options to the Named Executive Officers pursuant to the Company's 1989 Stock Option Plan during the year ended December 31, 1998.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                        ------------------------------------------------------------------    POTENTIAL REALIZABLE
                        NUMBER OF                                                               VALUE AT ASSUMED
                        SECURITIES     PERCENT OF                                             ANNUAL RATE OF STOCK
                        UNDERLYING   TOTAL OPTIONS/                   MARKET                 PRICE APPRECIATION FOR
                         OPTIONS/     SARS GRANTED     EXERCISE OF   PRICE ON                  OPTIONS TERM(2)(3)
                           SARS      TO EMPLOYEES IN   BASE PRICE    DATE OF    EXPIRATION   -----------------------
NAME                    GRANTED(1)     FISCAL YEAR      ($/SHARE)     GRANT        DATE         5%           10%
----                    ----------   ---------------   -----------   --------   ----------   ---------   -----------
Jerry R, Mitchell,
  M.D., Ph.D.(4)(5)...   300,000            --%           $3.25       $3.25      1/30/04     $245,421    $  594,346
                         250,000            --             3.25        3.25      1/30/08      423,691     1,102,232
                          50,000            --             3.25        3.25      9/08/08      122,557       291,405
                         -------          ----                                               --------    ----------
          Total.......   600,000          41.0                                                791,669     1,987,983
                         =======          ====                                               ========    ==========
Paul J. Ottaviano.....    15,000           1.0             5.00        5.00      7/30/08       47,167       119,531
William L. Shaw, MB,
  ChB.................    20,000           1.4             6.81        6.81      1/06/08       85,693       217,163
Michael F. Ankcorn....    20,250           1.4             5.00        5.00      7/30/08       63,676       161,366

---------------

(1) All options granted to the Named Executive Officers are exercisable in four equal annual installments beginning one year after the date of grant. This per share exercise price represents the fair market value of the Common Stock on the date of grant except for the grants that represent repriced options for which the exercise price is $3.25 (see Note 4 below).
(2) Potential realizable value is calculated from a stock price equal to the exercise or base price of the options granted.

(3) The potential realizable values illustrate values that might be realized upon exercise immediately prior to the expiration of the term of these options using 5% and 10% appreciation rates, as required by the Securities and Exchange Commission, compounded annually. These values do not, and are not intended to, forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for vesting over a period of years or termination of options following termination of employment.
(4) Grants represent the Company's repricing of previously granted options or warrants. The repricing was effective September 4, 1998 (see Item 13, "CERTAIN TRANSACTIONS").
(5) Consists of warrants to purchase shares with terms similar to options (see
    Item 13, "CERTAIN TRANSACTIONS").

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                               NUMBER OF               VALUE OF UNEXERCISED
                             NUMBER OF                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SECURITIES                       OPTIONS/SARS                      /SARS
                            UNDERLYING      VALUE         AT FISCAL YEAR-END         AT FISCAL YEAR-END($)(1)
                           OPTIONS/SARS    REALIZED   ---------------------------   ---------------------------
NAME                       EXERCISED (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -------------   --------   -----------   -------------   -----------   -------------
Jerry R. Mitchell, M.D.,
  Ph.D...................        0            $0              0        600,000      $        0      $412,800
William C. O'Neil,
  Jr.(2).................        0             0        388,750         11,250       1,345,500             0
Paul J. Ottaviano........        0             0         63,750         33,750           8,735             0
William L. Shaw, MB,
  ChB....................        0             0              0         20,000               0             0
Neil M. Frazer, MB, ChB,
  FRCA...................        0             0          5,000         15,000               0             0
Michael F. Ankcorn.......        0             0         10,126         30,374               0             0

---------------

(1) This amount represents the aggregate of the number of options multiplied by the difference between $3.94, the fair market value of the Common Stock at December 31, 1998, and the exercise price for that option.
(2) Effective February 1, 1998, Mr. O'Neil resigned as President and Chief Executive Officer. Mr. O'Neil was not re-elected as Chairman of the Board of Directors on May 12, 1998 but remained a Director. Effective February 17, 1999, Mr. O'Neil resigned as a Director.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Dr. Mitchell, Mr. Ottaviano, Mr. Neill, Dr. Shaw and Mr. Ankcorn.

     The employment agreement for Mr. Ottaviano commenced on January 1, 1999 and ends on December 31, 1999. The employment agreement for Dr. Mitchell commenced on February 1, 1999 and ends on January 31, 2000. The employment agreement for Dr. Shaw commenced on December 29, 1998 and ends on December 28, 1999. The employment agreement for Mr. Neill commenced on October 22, 1998 and ends on October 21, 1999. Each of the agreements are automatically renewed for additional and successive one year periods unless the Company provides 90 days notice prior to any anniversary date to the individual employee of its intent not to renew the employment agreement. The annual base salary under the agreement for

Dr. Mitchell is $275,000; for Mr. Ottaviano, $240,000; for Dr. Shaw, approximately $235,000; for Mr. Neill, $225,000.

     These agreements (other than Mr. Ankcorn's, which is described separately below) provide for periodic increases in the base salaries at the discretion of the Board of Directors. The named individuals are entitled to benefits such as medical insurance, expense reimbursement, vacation and participation in the Company's 401(k) savings plan or supplemental retirement plan and, in some cases, incentive bonuses. The agreements contain a non-compete clause providing that during the term of employment, and for a period of either six months or one year following the date of termination of employment (for any reason), the employee may not engage in certain activities competitive with the Company. The agreements also provide for severance compensation upon termination of employment, with the amount and type of compensation contingent upon the context of the termination. For example, if employment is terminated by the Company other than "for cause" (as defined in the agreement), the employee is entitled to a lump sum payment of twelve months of the then-current base salary, continued benefits coverage for twelve months and vesting of any stock options held for exercise within twelve months. If the employment is instead terminated by the Company "for cause", the employee is entitled to compensation and benefits earned or vested as of the date of termination. And if the employee terminates the agreement with notice, he or she is entitled to an amount equal to one month's base salary and continuation of benefits coverage for three months.

     The employment agreement for Mr. Ankcorn commenced on July 31, 1996 and ends on July 31, 2001. The agreement is automatically renewed for an additional five year period unless the Company provides six months notice prior to the fifth anniversary date to Mr. Ankcorn of its intent not to renew the employment agreement. The annual base salary under the agreement for Mr. Ankcorn is Canadian $220,000. The agreement provides for periodic increases in the base salary at the discretion of the Board of Directors. Mr. Ankcorn is entitled to the standard benefits offered at ClinTrials BioResearch. The employment agreement contains a non-competition clause providing that during the term of employment, and for thirty-six months following the date of the expiration or termination of employment, he may not carry on or be engaged in any endeavor in competition, in whole or in part, with the Company. In the event of termination by the Company other than "for cause", Mr. Ankcorn is entitled to three years severance compensation, including a lump sum salary payment and continued benefits coverage. If the Company fails to renew the agreement, he is entitled to a lump sum payment of his most recent annual base salary.

                              CERTAIN TRANSACTIONS

     On January 30, 1998, the Company entered into an option agreement (the "Option") with MPI Research, LLC ("MPI") and its shareholders, Jerry R. Mitchell, M.D., Ph.D. and William U. Parfet. Dr. Mitchell is the Chairman, President and Chief Executive Officer of the Company, and Mr. Parfet is a director of the Company. Pursuant to the Option, the Company paid $1,500,000 in cash in exchange for an exclusive option to purchase all of the outstanding stock of MPI at its fair market value at any time on or prior to March 31, 2000. The shareholders of MPI have the right to cancel the Option at any time after March 31, 1999, by returning the $1,500,000 cash without interest, provided they give the Company written notice of their intent to cancel the option and the Company does not exercise the Option within twenty business days of receipt of such notice.

     On January 30, 1998, the Company granted four separate warrants to purchase 75,000 shares (300,000 shares in the aggregate) of common stock of the Company to Dr. Mitchell at exercise prices of $7.00, $9.00, $11.00 and $13.00 per share. On September 4, 1998, all of these warrants were repriced at $3.25 per share.

Each 75,000 share warrant vests ratably over a period of four years. If there is a change in control of the Company (as defined in the warrants) or Dr. Mitchell should die or become disabled, all warrants shall become immediately exercisable. Each warrant expires on January 30, 2004 (see Item 11, "Option Repricing"). Each warrant provides that in the event Dr. Mitchell no longer serves on the board of directors of the Company, as an officer of the Company or as a consultant to the Company, other than as a result of his death or disability (in which case all warrants shall remain exercisable until the expiration date), all unexercisable warrants shall remain unexercisable; provided, however, that in the event Dr. Mitchell no longer serves in the capacity of officer, director or consultant other than as a result of the termination by the Company for cause (as defined in the warrants) or the resignation by Dr. Mitchell other than for "good reason" (as defined in the warrants), then 50% of the warrants not then exercisable shall become exercisable.

     On January 30, 1998, the Company granted four separate warrants to purchase 75,000 shares (300,000 shares in the aggregate) of common stock of the Company to Mr. Parfet at exercise prices of $7.00, $9.00, $11.00 and $13.00 per share. On September 4, 1998, all of these warrants were repriced at $3.25 per share (see Item 11, "Option Repricing"). Each 75,000 share warrant vests ratably over a period of four years. If there is a change in control of the Company (as defined in the warrants) or Mr. Parfet should die or become disabled, all warrants shall become immediately exercisable. Each warrant expires on January 30, 2004. Each warrant provides that in the event Mr. Parfet no longer serves on the board of directors of the Company, as an officer of the Company or as a consultant to the Company, other than as a result of his death or disability (in which case all warrants shall remain exercisable until the expiration date), all unexercisable warrants shall remain unexercisable; provided, however, that in the event Mr. Parfet no longer serves in the capacity of officer, director or consultant other than as a result of the termination by the Company for cause (as defined in the warrants) or the resignation by Mr. Parfet other than for "good reason" (as defined in the warrants), then 50% of the warrants not then exercisable shall become exercisable.

                         COMPENSATION COMMITTEE REPORT

     Recommendations on compensation for the Company's executive officers are made to the Company's Board of Directors by the Compensation and Stock Option Committee (the "Committee"). Each member of the Committee is a non-employee director. It is the responsibility of the Committee to determine whether in its judgment the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its stockholders.

EXECUTIVE COMPENSATION POLICY

     The Committee believes that the primary objectives of the Company's executive compensation policy should be:

     - to attract and retain talented executives critical to both the short-term and long-term success of the Company by providing compensation that is highly competitive with compensation provided to executives of comparable position at companies in the contract research organization ("CRO") industry, pharmaceutical industry, and other related health services industries, while maintaining compensation levels that are consistent with the Company's financial objectives and operating performance; and

     - to reinforce strategic financial and operating performance objectives through the use of appropriate annual incentive programs; and

     - to create mutuality of interest between executive officers and stockholders by providing long-term incentive compensation.

     The Committee believes that the Company's executive compensation policy should be reviewed annually in relation to the Company's financial performance, annual budgeted financial goals and its position in the CRO industry. The compensation of individuals should then be reviewed annually by the Committee in light of its executive compensation policy for that year.

     The Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the Company. Such factors as leadership skills, analytical skills and organizational development are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Committee.

COMPENSATION OF EXECUTIVE OFFICERS

     The Committee believes that the compensation of executive officers should be comprised of base compensation, annual incentive compensation, and long-term incentive compensation, and has applied this policy to fiscal 1998 compensation for executive officers as described below.

     Base Compensation. The Committee's approach to base compensation for executive officers of the Company is to offer competitive salaries in comparison to its local markets, the CRO industry, the pharmaceutical industry, and other related health service industries. In determining base compensation for the executive officers for fiscal 1998, the Committee reviewed salary ranges recommended by management, consulted with the CEO, and took into account each executive's experience in business generally and with the Company specifically and what it viewed to be appropriate levels of base compensation after taking into consideration the contribution of each executive. For those executive officers with employment agreements, the base salaries were determined according to the terms of the respective employment agreements. In addition, Mr. Anckorn's base salary is set in terms of Canadian dollars and is accordingly subject to change annually as expressed in U.S. dollars based on fluctuation in currency exchange rates.

     Annual Incentive Programs. The Committee believes that incentive compensation for the executive officers of the Company should be primarily linked to operating performance. To achieve this goal, the Committee relies on cash bonuses. Cash bonuses are awarded to executive officers of the Company based primarily upon the actual earnings of the Company during the fiscal year compared to the earnings targets approved by the Board of Directors through the annual financial budget and subsequent financial projections.

     Long-Term Incentive Compensation. The 1989 Stock Option Plan is the only plan currently in place as a long-term compensation incentive for the Company's executive officers. There are two types of stock options available for grant: incentive stock options and non-qualified options. Incentive and non-qualified stock options are generally granted with an exercise price at not less than the fair market value of the underlying stock at the date of grant. Stock options are granted to executive officers by the Board of Directors based primarily upon the financial performance of the Company as compared to budgeted and projected earnings, as well as actual or potential contributions to the growth of the Company.

     The Company has a 401(k) profit sharing plan in which all U.S. employees, including executive officers, have equal participation eligibility. The Committee annually establishes the Company matching portion of the 401(k) deposits made to employees' 401(k) accounts. The matching percentage is the same for executive officers and all employees. For 1998, the matching amount was 33% of the amount withheld by each participant, not to exceed the maximum contribution allowed under Section 415 of the Internal Revenue Code (the "Code") for a qualified plan. The profit sharing payments made by the Company to the executive officer's 401(k) and profit sharing account are a percentage of the officer's base pay determined annually by the Committee. The percentage is the same for executive officers and all employees and was 5% of base pay for fiscal 1998 (subject to certain limitations). Mr. Ankcorn and Dr. Shaw are the sole participants in separate supplemental retirement plans, for which contributions are actuarially determined.

     Section 162(m) of the Code generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. It is not anticipated that the Company will pay any of its executives compensation in excess of $1 million in 1999.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee believes that compensation of the Chief Executive Officer is consistent with the policies concerning executive compensation and appropriately reflects the Company's financial objectives and operating performance. Awards of long-term incentive compensation of the Chief Executive Officer are considered concurrently with awards to other executive officers.

     Dr. Mitchell was hired as CEO in January of 1998, and his compensation package for 1998 was the result of negotiation between Dr. Mitchell and the Company in connection with his retention by the Company. For 1998, Dr. Mitchell received a base salary of $252,083. Dr. Mitchell also received warrants to purchase 300,000 shares of the Company's common stock at an exercise price (after re-pricing) of $3.25 per share, and stock options to purchase 300,000 shares of the Company's common stock pursuant to the Company's 1989 Stock Option Plan. Finally, Dr. Mitchell received other compensation valued at $114,257.

     In approving Dr. Mitchell's compensation package, the Board of Directors considered factors such as the compensation package of its outgoing CEO, compensation packages for CEOs of comparable companies, and, most importantly, its judgment as to Dr. Mitchell's anticipated value to the Company based on his business experience and expertise in the industry.

     The foregoing report on executive compensation is provided by the following directors, who constituted the Compensation and Stock Option Committee during 1998:

         Edward G. Nelson, Chairman of Committee
         Irwin B. Eskind, M.D.
         Roscoe R. Robinson, M.D.

     The above Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express written consent of the Company.

OPTION REPRICING

     In September 1998, the Board of Directors voted to reduce the exercise price of the options and warrants held by Dr. Mitchell due to the general decline in the stock market and the decline in the market price of the Company's Common Stock. The options and warrants originally had exercise prices ranging from $7 to $13 per share and the exercise price on all of them was reduced to $3.25 per share, the closing price from the

Common Stock on the date of repricing. The Board felt that the market price of the Company's Common Stock had fallen to a point so far below the average exercise price of the options and warrants that they were no longer serving as compensatory or incentive tools. The Board also felt that the reduction in the market price of the Company's Common Stock was more a result of general economic trends and was not the fault of Dr. Mitchell. The Board believed that the repricing of the options and warrants was in the best interest of the Company and will serve to retain and motivate Dr. Mitchell.

     The following table sets forth information concerning options or warrants granted to any executive officer of the Company for which the exercise price was adjusted since the Company's incorporation in 1989. The repricing was unanimously approved by the Board of Directors, except for Dr. Mitchell and Mr. Parfet, who each abstained from voting.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                         LENGTH OF
                                                                                                          ORIGINAL
                                             NUMBER OF                                                     OPTION
                                             SECURITIES    MARKET PRICE                                     TERM
                                             UNDERLYING     OF STOCK AT    EXERCISE PRICE                REMAINING
                                            OPTIONS/SARS      TIME OF        AT TIME OF        NEW       AT DATE OF
                                            REPRICED OR    REPRICING OR     REPRICING OR    EXERCISE    REPRICING OR
NAME                               DATE     AMENDED (#)    AMENDMENT ($)   AMENDMENT ($)    PRICE ($)    AMENDMENT
----                              -------   ------------   -------------   --------------   ---------   ------------
Jerry R. Mitchell, M.D.,
  Ph.D..........................   9/4/98     300,000          $3.25         $7 to $13        $3.25      3.4 years
  Chairman of the Board,
  President and Chief
  Executive Officer
Jerry R. Mitchell, M.D.,
  Ph.D..........................   9/4/98     250,000           3.25              7.00         3.25      9.4 years
Michael F. Ankcorn..............  4/18/97      20,250           7.63             22.00         8.38      9.3 years
  ClinTrials BioResearch Ltd.
  Chairman of the Board,
  President and Chief
  Executive Officer
Barry B. Kanarek(1).............  4/18/97      45,000           7.63             22.00         8.38      9.7 years
Albert J. Siemens(2)............  4/18/97       6,750           7.63             12.92         8.38      8.7 years

---------------

(1) Dr. Kanarek resigned from the Company effective April 2, 1998.
(2) Dr. Siemens resigned from the Company effective January 31, 1998.

     The foregoing report on option repricing is provided by the Board of
Directors:

         Edward G. Nelson
         Roscoe R. Robinson, M.D.
         Irwin B. Eskind, M.D.
         Richard J. Eskind

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon the Company's review of copies of the Section 16(a) forms furnished to the Company for the fiscal year ended December 31, 1998, the Company believes that, during such fiscal year, its executive officers, directors and greater than 10% stockholders complied with applicable Section 16(a) filing requirements, except as discussed below.

     Mr. Kevin Duffy, an officer of the Company during 1998, and his wife made purchases of the Company's common stock and failed to timely report these holdings. Mr. Duffy did update his holdings on Form 5 in February 1999. Dr. Robinson, a director of the Company did not report a purchase of the Company's common stock by his wife during 1998. Dr. Robinson made the required filing in April 1999.

                              COMPANY PERFORMANCE

     The following graph sets forth the yearly percentage change in cumulative total stockholder return during the preceding five years ended December 31, 1998 on (a) the Company, (b) the Center for Research in Security Prices ("CRSP") Index for Nasdaq Stock Market (U.S. Companies) ("Nasdaq U.S. Stock Index") and
(c) the CRSP Index for Nasdaq Health Services Stocks ("Nasdaq Health Services Index"), assuming the reinvestment of all dividends.

                                                                                           Nasdaq
                                                                      Nasdaq Stock         Health
               Measurement Period                    ClinTrials        Market (US         Services
             (Fiscal Year Covered)                    Research         Companies)          Stocks
12/31/93                                                     100.0             100.0             100.0
12/30/94                                                      73.5              97.8             107.3
12/29/95                                                     158.8             138.3             136.1
12/31/96                                                     267.6             170.0             135.9
12/31/97                                                      92.6             208.6             138.5
12/31/98                                                      46.3             293.2             118.8

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Ernst & Young LLP has served as the Company's independent public accountants for the fiscal year ended December 31, 1998. A representative of that firm will be present at the meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting must be received by the Company not later than January 10, 2000 for inclusion in its Proxy Statement and form of proxy relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to
S. Colin Neill, Senior Vice President, Chief Financial Officer and Secretary, 11000 Weston Parkway, Cary, North Carolina 27513.

                                 OTHER BUSINESS

     It is not anticipated that any other business will arise during the Annual Meeting as the management of the Company has no other business to present and does not know that any other person will present any other business. However, if any other business should be presented at the meeting, the persons named in the enclosed proxy intend to take such action as will be in harmony with the policies of the management of the Company.

                                 MISCELLANEOUS

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO S. COLIN NEILL, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 11000 WESTON PARKWAY, CARY, NORTH CAROLINA 27513.

                                                                       EXHIBIT A

                            CLINTRIALS RESEARCH INC.
                   1999 LONG-TERM INCENTIVE COMPENSATION PLAN

     1. The Purpose of the Plan. This 1999 Long-Term Incentive Compensation Plan (the "Plan") is intended to provide an opportunity for individuals performing services for Clintrials Research Inc., a Delaware corporation (the "Corporation"), including officers, key employees, and directors of the Corporation and its subsidiaries, as subsidiaries are defined in section 425 of the Internal Revenue Code of 1986, as amended (the "Code") (its "Subsidiaries"), to acquire shares of the Corporation's common stock ("Stock"), to obtain additional compensation based on appreciation of the Stock and/or to be rewarded for achieving certain performance goals. The Plan provides for the grant of incentive stock options, as defined in section 422 of the Code ("Incentive Stock Options" or "ISOs"), stock options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options" or "NQSOs") (collectively "Options"), stock appreciation rights, as defined in paragraph 5 ("Stock Appreciation Rights" or "SARs"), and Restricted Stock, as set forth in paragraph 6, as an incentive to service or continued service with the Corporation and to aid the Corporation in retaining and obtaining key personnel of outstanding ability. The Plan also provides for Performance Shares, as set forth in paragraph 7, and Performance Units, as set forth in paragraph 8, as an incentive to reach certain performance goals. As used herein, "Incentives" refers to Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

     2. Stock Subject to the Plan. The maximum number of shares of the common stock, $.01 par value, of the Corporation (the "Stock") which may be issued hereunder shall be a total of 1,500,000 shares of Stock, which may be either authorized and unissued Stock or Stock held in the treasury of the Corporation, as shall be determined by the Board of Directors of the Corporation. If an Option or SAR expires or terminates for any reason without being exercised in full, or if Restricted Stock or Performance Shares are forfeited, the unpurchased or forfeited shares shall again be available for purposes of the Plan. The number of shares which may be issued hereunder shall not exceed 1,500,000 in the aggregate.

     3. Administration of the Plan. This Plan shall be administered by the Board of Directors or a committee appointed by the Board of Directors. As used herein, the term "Committee" refers to such committee or, in the absence of appointment of such committee, to the Board of Directors. The Committee shall have full authority in its discretion to determine the eligible persons to whom Incentives shall be granted and the terms and provisions of Incentives, subject to the Plan. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by such persons, their present and potential contributions to the Corporation and any other factors which the Committee deems relevant. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective agreements related to Incentives provided for herein (which need not be identical); to determine the restrictions on transferability of Stock acquired hereunder (which restrictions need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan.

     4. Options.

          (a) Eligibility and Limits. Options may be granted to such persons as are selected by the Committee. ISOs may, however, only be granted to employees of the Corporation and its present or future subsidiaries. For purposes of ISOs, the term "employee" shall be defined as any person who at the time the ISO is granted to such person hereunder, is employed, as such term is used in section 422 of the Code and described in Treasury Regulation section 1.421-7(h)(1), by the Corporation or any Subsidiary of the Corporation. The aggregate fair market value (determined as of the time an ISO is granted) of the Stock with respect to which ISOs are exercisable by an individual for the first time during any calendar year, taking into account ISOs granted under this Plan and under all other plans of the Corporation and its parent or Subsidiary corporations, shall not exceed the limit provided in Section 422 of the Code (currently $100,000).

          (b) Option Agreements. The terms and conditions of each Option granted under the Plan shall be specified by the Committee and set forth in a written option agreement ("Option Agreement"). At the time any Option is granted under the Plan, the Committee shall determine whether said Option is to be an ISO or a NQSO and the Option Agreement shall reflect the Option's status as an ISO or a NQSO. The number of shares for which ISOs and NQSOs shall be granted shall be determined by the Committee in its sole discretion and set forth in the Option Agreement, subject to the provisions of Section 4(a) above with respect to the aggregate fair market value of the Stock for which an ISO may become exercisable in any calendar year and subject to the provisions of Section 2 above as to the total number of shares which may be granted under the Plan. At the time any ISO granted under this Plan is exercised, the certificates representing the shares of Stock purchased pursuant to said ISO shall be clearly identified by legend as representing shares purchased upon exercise of an ISO.

          (c) Option Price.

             (i) ISOs. With respect to an ISO, the option price per share shall in no event be less than 100% of the fair market value per share of the Stock (as determined in good faith by the Committee) on the date the ISO is granted. If the employee owns more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of its parent or Subsidiary, the option price per share shall not be less than 110% of the fair market value per share of the Stock (as determined in good faith by the Committee) on the date the ISO is granted.

             (ii) Non-Qualified Options. With respect to a NQSO the option price per share of a NQSO shall not be less than 80% of the fair market value per share of the Stock (as determined in good faith by the Committee) on the date the Option is granted.

          (d) Date of Grant. For purposes of this section 4, the date the Option is granted shall be the date on which the Committee has approved the terms and conditions of a Option Agreement evidencing the Option and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action as is necessary to complete the grant of the Option.

          (e) Option Term.

             (i) ISOs. No ISO shall be exercisable after the expiration of ten years from the date it is granted. No ISO granted to an employee who at the time of grant owns more than 10% of the total combined voting powers of all classes of the Corporation's stock or of the stock of its parent or subsidiary shall be exercisable after the expiration of five years from the date it is granted.

             (ii) NQSOs. The term of any NQSO shall be set by the Committee and set forth in each Option Agreement.

          (f) Payment. Payment for all Stock purchased pursuant to the exercise of an Option shall be made in cash or, if approved by the Committee either at the time of grant or at the time of exercise, by delivery of Stock of the Corporation at its fair market value on the date of delivery, or a combination of cash and Stock. Such payment shall be made at the time that the Option or any part thereof is exercised, and no Stock shall be issued until full payment therefor has been made. The holder of an Option shall, as such, have none of the rights of a stockholder.

          (g) Nontransferability of Options. Options shall not be transferable or assignable except by will or the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by him.

          (h) Termination of Employment or Death. Except as provided below, an Option may not be exercised by a holder who was an employee upon receipt of the Option unless he is then, and continually after the grant of the Option has been, an employee of the Corporation or one of its subsidiaries. Upon any termination of employment of the holder by reason of disability, within the meaning of section 422(c)(7) of the Code, the holder may not exercise an Option later than twelve months after the date of such termination of employment. If the holder of an Option dies, such Option may be exercised (to the extent that the holder shall have been entitled to do so at the date of his death) by a legatee or legatees of the holder under this last will, or by his personal representative or distributees, at any time during the twelve-month period following his death. Notwithstanding this subparagraph (h), no NQSO may be exercised after the expiration of the term provided for in section 4(e) and specified in the Option Agreement relating to that particular NQSO and no ISO may be exercised more than ten years after the date on which it was granted. For purposes of this subparagraph
     (h), employment of a holder of an Option shall not be deemed terminated so long as the holder is employed by a parent or Subsidiary of the Corporation or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder in a transaction to which section 424(a) of the Code is applicable.

          (i) Limited Right of Exercise. An Option may be exercised during the Option term as to the full number of shares covered by the Option if: (1) a tender offer or exchange offer has been made for shares of Stock, provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of Stock pursuant to such offer; (2) the stockholders of the Corporation have approved a definitive agreement (the "Agreement") to merge or consolidate with or into another corporation pursuant to which the Corporation will not survive or will survive only as a subsidiary of another corporation, or to sell or otherwise dispose of all or substantially all of its assets; or (3) any person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), becomes the holder of 50% or more of the outstanding shares of Stock. If any of the events specified in this subparagraph (i) have occurred, the Option shall be fully exercisable: (x) in the event of (1) above, during the term of the tender or exchange offer;
     (y) in the event of (2) above, within a 30-day period commencing on the date of approval by the shareholders of the Agreement; or

     (z) in the event of (3) above, within a 30-day period commencing on the date upon which the Corporation is provided a copy of Schedule 13(d) (filed pursuant to Section 13(d) of the Act and the rules and regulations promulgated thereunder) indicating that any person or group has become the holder of 50% or more of the outstanding shares of Stock or, if the Corporation is not subject to Section 13(d) of the Act, within a 30-day period commencing on the date upon which the Corporation receives written notice that any person or group has become the holder of 50% or more of the outstanding shares of Stock.

          (j) Guarantees and Loans. The Corporation is hereby authorized to guarantee or make loans to the holder of an Option to enable him to exercise such Option. Any loan made or guaranteed herein shall be in such amount as determined by the Committee but shall not exceed the exercise price of the Options being exercised by the holder. Any loans made or guaranteed shall be with full recourse against the borrower, shall be secured by the Stock received from exercise of the related Option, shall provide for a market rate of interest and shall contain such other terms and conditions acceptable to the Committee. The determination of whether loans are to be made or guaranteed shall be made by the Committee.

          (k) Construction of ISOs. All ISOs to be granted hereunder are intended to comply with section 422 and 424 of the Code, and all provisions of this Plan and all ISOs granted hereunder shall be construed in such manner as to effectuate that intent.

          (l) Other Provisions. The Option Agreements authorized under this Plan shall contain such other provisions, including, without limitation, restrictions on the exercise of Options, as the Committee may deem advisable. Any Option Agreement related to ISO's shall contain such limitations and restrictions upon the exercise of such ISOs as shall be necessary in order that such ISOs will be Incentive Stock Options as defined in section 422 of the Code, or to conform to any change in the law, which provisions shall control any inconsistent or contradictory provision of the Plan.

     5. Stock Appreciation Rights.

          (a) Eligibility. A SAR may be granted to such persons as are determined by the Committee.

          (b) SAR Agreements. Each SAR shall be evidenced by a SAR agreement ("SAR Agreement"). Each SAR Agreement shall provide that an SAR shall entitle the grantee to receive upon exercise the excess of (a) the fair market value of a specified number of shares of the Stock at the time of exercise over (b) a specified price which shall be determined by the Committee and set forth in each SAR Agreement but in no event shall it be less than 80% of the fair market value of the Stock at the time the SAR is granted. The determination of the fair market value of shares of Stock at the time of grant of a SAR shall be made by the Committee in good faith. The determination of the fair market value of shares of Stock at the time of exercise of a SAR shall be made in accordance with rules adopted by the Committee or, in the absence of such rules, by the Committee in good faith. A SAR may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option.

          (c) Term. The term of each SAR shall be determined by the Committee and shall be specified in each SAR Agreement.

          (d) Termination of Employment or Death. Except as provided below, SARs granted to an individual who is an employee on the date of grant will be exercisable only during his employment by the Corporation or one of its Subsidiaries. Upon any termination of employment by a grantee by reason of disability within the meaning of subparagraph 4(h) hereof, the grantee may not exercise the SAR later than twelve months after the date of such termination of employment. If the grantee of a SAR dies, the grantee's legal successor shall have the right to exercise the SAR during the lesser of its term and a period of twelve months commencing on the death of the grantee. SAR may contain such other limitations with respect to the time when such rights may be exercised as the Committee may determine, and such limitations may vary.

          (e) Nontransferability of SARs. SARs shall not be transferable or assignable except by will or the laws of descent and distribution, and shall be exercisable, during the grantee's lifetime, only by him.

          (f) Payment. Upon exercise of a SAR, payment shall be made in cash or Stock (at fair market value on the date of exercise) as provided in the SAR Agreement or, in the absence of such provision, as the Committee may determine.

          (g) Other Provisions. The SAR Agreements authorized under this Plan shall contain such other provisions, including, without limitation, restrictions on the exercise of SARs, as the Committee may deem advisable.

     6. Restricted Stock.

          (a) Eligibility. Restricted Stock may be granted to such persons as determined by the Committee.

          (b) Awards. An award of Restricted Stock shall consist of Stock granted and issued to and registered in the name of a employee and subject to the terms of a stock restriction agreement ("Stock Restriction Agreement"). For purposes of determining the number of Shares subject to a stock award, the Committee may value the Shares at a discount to reflect the various restrictions and limitations set forth in the Plan and the applicable Stock Restriction Agreement.

          (c) Vesting; Lapse of Restrictions.

             (i) An employee shall vest in any Shares awarded and the restrictions on the transferability of any Shares awarded shall lapse, in accordance with the schedule determined by the Committee and set forth in each Stock Restriction Agreement or, if earlier, on the date of the death, disability or retirement of the employee. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting of any stock award or (ii) the lapse of restrictions on any Shares awarded.

             (ii) Unless otherwise determined by the Committee, upon termination of an employee's employment with the Company or any Subsidiary for any reason other than death, disability or retirement, all Shares awarded to an employee as to which the vesting requirements have not been satisfied shall be forfeited and shall not be delivered by the Company. The date of an employee's termination of employment for any reason shall be determined in the sole discretion of the Committee.

          (d) Certain Restrictions. Each employee awarded Restricted Stock shall be the beneficial owner of any Shares issued by the Company in connection with an award of Restricted Stock. Except for the risk of forfeiture and the restrictions on transfer which may apply to certain Shares (including restrictions relating to any dividends or other rights), the employee shall be entitled to all rights of ownership, including, without limitation, the right to vote such Shares and to receive cash or stock dividends thereon.

          (e) Other Provisions. The Restricted Stock Agreements authorized under this Plan shall contain such other provisions as the Committee may deem advisable.

     7. Performance Shares.

          (a) Eligibility. Performance Shares may be granted to such persons as determined by the Committee.

          (b) Award. Awards under this Plan shall be granted to an employee in the form of Performance Shares and such awards shall be subject to the terms of a Performance Share Agreement ("Performance Share Agreement"). Each Performance Share shall be deemed to be equivalent in value to one share of Stock. The award of Performance Shares under the Plan shall not entitle the recipient to any dividend or voting rights or any other rights of a shareholder with respect to such Performance Shares. The Committee may substitute other forms of awards (such as restricted shares) for Performance Shares in its discretion.

          (c) Right to Payment of Performance Shares. An employee shall have no right to receive payment for any part of his Performance Shares and all of his Performance Shares shall be forfeited unless he remains in the employment of the Corporation at all times from the date of grant of the awards through (1) the time period determined by the Committee as set forth in the Performance Share Agreement; (2) his or her normal retirement, (3) death or (4) total disability, whichever may come earlier. The Committee may, if in the opinion of the Committee circumstances warrant such action, approve payment of any or all of Performance Shares which would otherwise be forfeited as a result of an employee failing to remain in the employment of the Corporation for the required period.

          (d) Performance Criteria. The extent to which an employee receives payment of all or part of the Performance Shares in an award grant shall be determined by the Committee based on performance criteria set forth in the Performance Share Agreement. The extent to which any of the performance criteria will affect an employee's payment may vary according to his assigned responsibilities during the award term. However, a portion of the payment of an award for every employee will depend on performance against the Corporation's objectives. The Committee shall have the right to approve different performance criteria for each Agreement.

          (e) Form and Timing of Payment. No payments will be made to employees prior to the end of a time period set forth in the Performance Share Agreement (except in the case of termination of employment through death, retirement, total disability, or under such circumstances as the Committee deems acceptable). Payments shall be made to the holder of Performance Shares wholly in cash or wholly in an equal number of Shares, or partly in cash and partly in shares in such proportion as the Committee deems appropriate.

          (f) Other Provisions. The Performance Share Agreements authorized under this Plan shall contain such other provisions as the Committee may deem advisable.

     8. Performance Units.

          (a) Eligibility. A Performance Unit may be granted to such persons as are determined by the Committee.

          (b) Award. A Performance Unit may be exercised in whole or in part as provided in the performance unit agreement ("Performance Unit Agreement") and, subject to the provisions of the Performance Unit Agreement, a Performance Unit shall entitle an Employee to receive, without any payment to the Company (other than required tax withholding amounts), cash, Stock or a combination of cash and Stock, based on the degree to which performance standards established by the Committee and specified in the Performance Unit Agreement have been achieved. Such performance standards shall cover such period as may be specified by the Committee. The performance standards may be based on earnings or earnings growth, return on assets, equity or investment, regulatory compliance, improvements of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Committee, as the case may be, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Each Performance Unit Agreement shall specify the number of Performance Units granted.

          (c) Exercise. The time and method of exercise of Performance Units shall be determined by the Committee and specifically set forth in the Agreement, provided, however a Performance Unit will expire no later than the earlier of ten years from the date of grant.

          (d) Compliance with Securities Laws. To the extent required by Rule 16b-3(e) under the Exchange Act or otherwise provided in the Agreement, the Committee shall have sole discretion to consent to or disapprove the election of any Employee to receive cash in full or partial settlement of a Performance Unit. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the Performance Unit surrendered by the Employee. If the election to receive cash is disapproved in whole or in part, the Performance Unit shall be deemed to have been exercised for Stock, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

          (e) Other Provisions. The Restricted Stock Agreements authorized under this Plan shall contain such other provisions as the Committee may deem advisable.

     9. Adjustments.

          (a) Adjustment Upon Stock Dividend. The number of shares of Stock which may be granted under an Option, SAR, Restricted Stock, Performance Share or Performance Unit Agreement, the number of shares covered by each outstanding Option, SAR, Restricted Stock or Performance Share Agreement, and the price per share in each outstanding Option or used in determining the amount of payment upon exercise of each outstanding SAR or Performance Share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

          (b) Adjustments upon Merger. If the Corporation shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of Stock or other securities to which a holder of the number of shares of Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment shall be made in connection with determining the value of each outstanding SAR and Performance Shares. Upon a merger or consolidation in which the Corporation is not the surviving corporation, the surviving corporation shall substitute another Option with equivalent value for an outstanding Option in a transaction to which section 424(a) of the Code is applicable and shall substitute another SAR,

     Restricted Stock, Performance Share with equivalent value for an outstanding SAR, Restricted Stock, Performance Share.

          (c) Additional Adjustments. In the event of any such changes in capitalization of the Corporation, the Committee may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which outstanding Options and Stock Appreciation Rights are exercisable and with respect to which future Options and Stock Appreciation Rights may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of this paragraph 9.

          (d) Dissolution or Liquidation. A dissolution or liquidation of the Corporation shall cause each outstanding Incentive to terminate.

          (e) Change in Par Value. In the event of a change of the Corporation's shares of Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

          (f) Limited Rights upon Corporate Restructure. Except as expressly provided in this paragraph 9, the holder of an Incentive shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's stockholders of assets or stock of another corporation, and any issue by the Corporation of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall not affect, and no adjustment by reasons thereof shall be made with respect to, the number or price of shares of Stock subject to the Incentive.

          (g) Effect of Incentives on Company's Capital Business Structure. The existence of the Plan and the Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     10. Termination and Amendment of the Plan. The Plan shall terminate on the date ten years after adoption of the Plan by the Board of Directors, and no Incentive shall be granted under the Plan after that date, but Incentives granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. In addition, the Board of Directors may terminate the Plan at any time. The Plan may be modified and amended by the Board of Directors, the Committee or the Corporation's stockholders. Notwithstanding the foregoing, no such termination, modification or amendment without the consent of the holder of a Incentive shall adversely affect his right under such Incentive.

     11. Indemnification. In addition to and not in limitation of such other rights of indemnification as they may have as directors or as members of the Committee, members of the Board of Directors and the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees and court costs actually and necessarily incurred, in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Incentive granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee or Board member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty
(60) days after institution of any such action, suit or proceeding the Committee or Board member shall, in writing, offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     12. Rule 16b-3. Notwithstanding any provisions herein to the contrary, Incentives granted to executive officers or directors of the Corporation shall be granted in such a manner, shall contain such terms, and shall be exercised as may be required in order to ensure that such Incentives comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     13. Shareholder Approval. This Plan is subject to the approval of the holders of the common stock of the Corporation.

PROXY                       CLINTRIALS RESEARCH INC.                       PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 22, 1999

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints S. Colin Neill and Jerry R. Mitchell, M.D., Ph.D., as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of ClinTrials Research Inc., to be held on Tuesday, June 22, 1999, at 9:00 a.m. Central Daylight Time, at NationsBank of Tennessee, One NationsBank Plaza, 3rd Floor Board Room, Nashville, Tennessee, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1)  ELECTION OF DIRECTORS:

     [ ]   FOR all nominees listed below             [ ]   WITHHOLD AUTHORITY to vote
           (except as marked to the contrary below)        for all nominees listed
                                                           below

     (INSTRUCTION: To withhold authority to vote for any individual nominee check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list below.)

             Jerry R. Mitchell, M.D., Ph.D., Irwin B. Eskind, M.D., Richard J. Eskind, Edward G. Nelson, Roscoe R. Robinson, M.D.

(2) TO APPROVE THE ADOPTION OF THE COMPANY'S 1999 LONG-TERM INCENTIVE COMPENSATION PLAN.
            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN
(3) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
 [ ]  FOR DISCRETION            [ ]  AGAINST DISCRETION            [ ]  ABSTAIN

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE 1999 LONG-TERM INCENTIVE COMPENSATION PLAN, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                  Dated:                  , 1999
                                                        ------------------

                                                  ------------------------------

                                                  Dated:                  , 1999
                                                        ------------------

                                                  ------------------------------
                                                  Signature(s) of shareholder(s)
                                                  should correspond exactly with
                                                  the name(s) printed hereon.
                                                  Joint owners should each sign
                                                  personally. Executors,
                                                  administrators, trustees,
                                                  etc., should give full title
                                                  and authority.